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                                                                   EXHIBIT 10.96

                   COLLOCATION AND INTERCONNECTION AGREEMENT


     This Collocation and Interconnection Agreement (this "Agreement") is entered into as of the 25th day of February, 1998, by and between IXC Internet Services, Inc., a Delaware corporation ("IXC"), and PSINet Inc., a New York corporation ("PSINet"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain IRU and Stock Purchase Agreement entered into as of July 22, 1997 by and between IXC and PSINet (as amended, supplemented or modified, the "Purchase Agreement"). In the event of any conflict between the terms of this Agreement and those of the Purchase Agreement, the terms of the Purchase Agreement shall control.


                            BACKGROUND AND PURPOSE

     This Agreement is made with reference to the following facts:

     A. IXC and PSINet have entered into the Purchase Agreement pursuant to which, among other things, PSINet has acquired from IXC the PSINet Fiber IRU, the IRU Capacity and the option to order Bandwidth on the Available System and IXC has acquired from PSINet shares of PSINet's common stock.

     B. In connection with the Purchase Agreement, PSINet may wish to collocate its telecommunications equipment ("Equipment") at IXC's premises or points-of-presence ("POPs") and, or may wish to interconnect its Equipment to IXC's or third party's equipment. This Agreement sets forth the terms and conditions on which PSINet may collocate and, or interconnect its Equipment on IXC's premises.


                              TERMS OF AGREEMENT

     Accordingly, in consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. IXC PREMISES. IXC's premises available for the collocation of PSINet's Equipment or interconnection of PSINet's facilities are listed on Exhibit K to the Purchase Agreement as it may be expanded from time to time (the "IXC Premises" or "IXC POPs").

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     2.   COLLOCATION RIGHTS.

          2.1 COLLOCATION. IXC hereby grants to PSINet the right to locate, install, maintain and operate Equipment at the IXC Premises for the duration of the term of the Purchase Agreement. No use of the IXC Premises required or permitted under this Agreement shall create or vest in PSINet any easements or other ownership or property rights of any nature in IXC's real or personal property or the IXC Premises.

          2.2 BASIC SERVICES. In consideration of the maintenance fee that PSINet is required to pay IXC under the section entitled System Maintenance and
                                                         ----------------------
POPs -Consideration set forth in the Purchase Agreement, IXC shall supply HVAC
-------------------
(Heating, Ventilation and Air Conditioning) for standard components, non-UPS AC power and space for PSINet Equipment at the IXC POPs as follows:

     SITES                         # OF SPACES**       POWER  PER SPACE
     -----                         -------------       ----------------

     As listed on Exhibit K              *                     *

** A space adequate to contain a cabinet (measuring 2 feet (width) x 3 feet (depth) x 70 inches (height)). PSINet shall supply its own cabinets. If PSINet has more, or desires more, than six Spaces in the IXC POPs, PSINet shall be required to pay for those Spaces at IXC's standard rates.

          2.3 INTERFACE. Interface points for PSINet's IRU Capacity provided by IXC under the Purchase Agreement shall be at fiber patch panels ("Connect Panels") located in the IXC Premises. The Connect Panel located in the IXC Premises shall be the demarcation to establish PSINet's operational and maintenance responsibilities. Subject to the space limitations set forth in this Agreement, PSINet shall provide, install and maintain at its expense the electronic equipment at the IXC Premises it desires. PSINet will pay IXC time and materials agreed upon on a case by case basis for equipment installation, tech-assists and build-outs for power, cabling and HVAC.

          2.4 ADDITIONAL SERVICES. In the event PSINet desires installation services (including, but not limited to cross connect facilities needed to access local exchange carriers' or competitive access providers' entrance facilities), DC power, or additional space, AC power or HVAC (collectively referred to as the "Services") at any of the IXC Premises, it shall make a written request for such Services to IXC. Within fifteen (15) business days after receiving such written request, IXC shall provide PSINet with the availability of the Services and IXC's standard rates for the Services. In the event upgrades or expansions to the IXC Premises or its facilities are necessary to accommodate PSINet's request, IXC may include the entire cost of such upgrades or expansions in the cost to PSINet. In the event IXC provides the Services to PSINet by replacing its existing equipment at PSINet's expense, IXC shall give the old, replaced equipment to PSINet. In

* Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

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the event PSINet chooses to receive additional Services at the IXC Premises,
PSINet shall pay any and all (initial and continuing) costs reasonably determined by IXC to be necessary to provide Services to PSINet. If IXC makes available and PSINet utilizes more than 20 amps of AC power per Space during any particular month during the term of this Agreement, PSINet shall pay IXC its standard rate for each additional amp. IXC shall provide PSINet with an invoice setting forth the costs for additional Services within sixty (60) days of the later of: (a) IXC receiving its invoices for such Services from subcontractors and vendors or (b) delivering the Services to PSINet. PSINet shall pay IXC the amounts due within thirty (30) days of receipt of an invoice from IXC.

          2.5 BACK-UP POWER. In the event that PSINet desires back-up power at the IXC POPs, PSINet shall submit its back-up power requirements to IXC. IXC shall within thirty days of receipt of PSINet's request provide PSINet with a quote as to IXC's costs for providing such back-up power; provided however, that IXC shall only be obligated to provide such quote and the back-up power if IXC, in its sole discretion, determines that providing such back-up power is feasible considering available space, environmental factors, required consents from third parties and other relevant factors. In the event IXC does provide back-up power to PSINet: (a) IXC shall provide PSINet with invoices setting forth the costs for such back-up power within sixty (60) days of the later of: (i) IXC receiving its invoices from subcontractors and vendors for installing and providing such back-up power or (ii) delivering the back-up power to PSINet; and (b) IXC will have no liability whatsoever to PSINet with regard to any delay, failure or defect in such back-up power and Section 18 shall apply to such power. IXC's initial and ongoing costs for providing such back-up power to PSINet may be included in IXC's invoices to PSINet. PSINet shall pay IXC the amounts due within thirty (30) days of receipt of an invoice from IXC.

          2.6 DELIVERY AND INSTALLATION. PSINet shall, at its own expense, deliver, install and maintain its collocated Equipment in a safe condition and meeting or exceeding the standards set forth in Section 7.2. At no additional charge, IXC shall provide to PSINet Spaces that are reasonably proximate to each other in light of the type of Equipment that PSINet is installing; provided, however, that if PSINet or its Equipment requires a specific geometric arrangement, and IXC determines that in order to accommodate PSINet or its Equipment, rearrangement of the existing facilities at the IXC Premises is required, PSINet agrees to reimburse IXC for any such make-ready costs. IXC will advise PSINet in writing of any estimated make-ready charges (including investigation, design and engineering fees) for such rearrangement work and PSINet shall make payment to IXC within thirty (30) days from its receipt of IXC's invoice therefor.

     3.   INTERCONNECTION WITH PSINET POPS.

          3.1 CONSTRUCTION AND INSTALLATION. In the event PSINet desires to connect any of its POPs to any IXC POP, PSINet may construct, install, operate and maintain a connection facility (the "POP-to-POP Interconnect Facility")
                                         --------------------------------
between the PSINet premises and the IXC Premises so long as PSINet meets or exceeds the standards set forth in Section 7.2. PSINet shall provide at its expense all necessary rights-of-way, permits, equipment and IXC-approved materials to construct and install each POP-to-POP Interconnect Facility, including, but not limited to, cables and conduit and any labor charges associated therewith. If necessary, and where applicable, IXC shall use

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commercially reasonable efforts to provide PSINet, at PSINet's expense, access to existing building entrance facilities, if available, to access and exit IXC POPs. The demarcation point for PSINet shall be in the IXC POPs at the Connect Panel or the DSX panel, as appropriate.

          3.2 OWNERSHIP. PSINet shall retain ownership of any portion of the POP-to-POP Interconnect Facility that is located on the IXC Premises during the term of this Agreement; provided, however, that title to any part of the POP-to-POP Interconnect Facility within the IXC Premises shall be transferred to IXC upon expiration or termination of this Agreement.

          3.3 MAINTENANCE AND CHANGES. PSINet shall be responsible for maintenance and repair of the POP-to-POP Interconnect Facility on PSINet's side of the point of demarcation. Any improvement, modification, addition to, relocation, or removal of, the POP-to-POP Interconnect Facility by PSINet at the IXC Premises is subject to prior review and written approval by IXC Transmission Engineering Department and the cost of such improvement, modification, addition to, relocation, or removal of, the POP-to-POP Interconnect Facility will be the sole responsibility of PSINet. IXC's approval will not be unreasonably withheld and in the event IXC fails to respond to PSINet's written request within thirty
(30) days of receiving PSINet's request for such changes, IXC's shall be deemed to have approved PSINet's request.

     4. INTERCONNECTION TO THIRD PARTIES. Interconnect facilities to interconnect PSINet's equipment to other parties within IXC's POPs shall be installed and maintained subject to available space at the IXC POPs and under the following terms and conditions:

     (a) IXC shall provide PSINet at each POP with free interconnections (crossconnects) between PSI and third parties in units of DS-3's, as specified by PSINet, not to exceed, in the aggregate, the bandwidth capacity of the circuits PSINet has ordered at the POP. Such free interconnections are not transferable to other POPs and any other connections shall be referred to as "Additional Interconnects" subject to the charges in Exhibit E to the Purchase Agreement. Should subsequent interconnections become necessary after initial installation, up to the aggregate bandwidth capacity of the circuits PSINet has ordered at the POP, realignment of the interconnections shall be subject to the preceding and to the reconfiguration charges as indicated in Exhibit E. All such interconnections shall be subject to the provisions of Section 15.5 of the Purchase Agreement.

     (b) PSINet shall reimburse IXC for the capital cost to establish a point of demarcation for Additional Interconnects that PSINet requests IXC to provide. This demarcation shall be in the IXC equipment room and shall be either the IXC standard DSX termination or fiber distribution frame as is applicable for the interconnects required.


     (c) IXC shall charge PSINet a one time charge and a monthly recurring charge for each Additional Interconnect in the IXC POP. These charges shall be an amount equal to the then standard ancillary pricing for such service set forth on Exhibit E to the

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          Purchase Agreement. Nothing in this Agreement shall prevent or in any way limit IXC's ability to charge third parties for interconnection.

     (d) In the event IXC chooses to cross-connect with an Additional Interconnect party for which PSINet has paid a charge to IXC under
          Section 4(b), IXC shall at IXC's option: (i) refund to PSINet such charge or (ii) shall pay PSINet a monthly cross-connect fee negotiated by the parties at such time.

     (e) IXC's maintenance responsibility shall be limited to the demarcation point and the associated cross connect at that point.

     (f) PSINet shall not use any interconnect facility to allow third parties collocated in any POP to interconnect with each other at that POP.

     5. NOTICE TO INTERCONNECT OR COLLOCATE. No later than forty-five (45) days prior to PSINet's planned installation of its Equipment or POP-to-POP Interconnect Facilities at any IXC Premises, PSINet shall provide to IXC notice of its desire to interconnect/locate in a particular IXC Premise, a copy of PSINet's construction design drawings and installation schedule for IXC's review and approval (collectively referred to hereon as the "Interconnect/Collocation Notice"). The Interconnect/Collocation Notice shall (at a minimum) include: (a) PSINet's installation date(s); (b) any excess cable storage requirements; (c) identification of all POP-to- POP Interconnect Facilities and Equipment to be installed; (d) a diagram of the desired location of the POP-to-POP Interconnect Facilities and Equipment; (e) the space, power, environmental and other requirements for the POP-to-POP Interconnect Facilities and Equipment; (f) the estimated commencement and termination dates for the interconnection/collocation; (g) all other information reasonably required by IXC. PSINet's Equipment shall be placed and maintained in accordance with IXC's requirements and specifications. Within two weeks of receiving the Interconnection/Collocation Notice, IXC shall respond to PSINet's Interconnection/Collocation Notice with its acceptance or objections.

     6. REQUIRED AUTHORIZATIONS. PSINet shall obtain, at its sole cost and expense, from any appropriate public and/or private authority, any required permission, authorization, permit, license or easement (collectively, the "Authorizations") to bring fiber to the IXC Premises and, or needed to construct, install, operate and maintain the POP-to-POP Interconnect Facility and to use the property over which the POP-to-POP Interconnect Facility will be operated and maintained. PSINet represents and warrants that such Authorizations shall be in effect for the entire Term of this Agreement. IXC shall cooperate with PSINet in its efforts to obtain such authorizations.

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     7.   USE OF EQUIPMENT AND POP-TO-POP INTERCONNECT FACILITIES.

          7.1 NO INTERFERENCE. PSINet shall not use its fibers, Equipment or POP-to- POP Interconnect Facilities, and IXC shall not use its fiber, equipment or interconnect facilities in any way which interferes with the other party's use of its fibers or equipment or in any manner which violates any of the terms or conditions of this Agreement or the Purchase Agreement. PSINet shall not install any electrical or other equipment that overloads any electrical paneling, circuitry or wiring.

          7.2 STANDARDS. PSINet shall ensure that its equipment and any POP-to-POP Interconnect Facilities (as defined) are installed to meet or exceed any reasonable requirements of IXC, any requirements of IXC's building management, and any applicable local, state and federal codes and public health and safety laws and regulations (including fire regulations and the National Electric
Code). In the event IXC's building management or any local, state or federal body determines the POP-to-POP Interconnect Facility is not in compliance with the applicable laws and regulations, PSINet shall immediately make any changes necessary such that the POP-to-POP Interconnect Facility no longer conflicts with such law or regulations. PSINet further agrees to comply with the requirements of IXC's or IXC's building management's insurance underwriter(s).

          7.3 INTERVENTION. If any part of PSINet's fiber, POP-to-POP Interconnect Facilities or Equipment is not placed and maintained in accordance with the terms and conditions of this Agreement and PSINet fails to correct the violation within thirty days from receipt of written notice thereof from IXC, then IXC may, at its option, without further notice to PSINet, correct the deficiency at PSINet's expense without liability for damages to the fiber, POP-to-POP Interconnect Facilities or Equipment or for any interruption of PSINet's services. As soon as practicable thereafter, IXC shall advise PSINet in writing of the work performed or the action taken. PSINet shall reimburse IXC for all expenses incurred by IXC associated with any work or action performed by IXC pursuant hereto. PSINet shall remit payment to IXC within thirty days from its receipt of IXC's invoice therefor.

          7.4 THREAT TO PERSONS OR PROPERTY. In the event, and in IXC's sole determination, if PSINet's fiber, POP-to-POP Interconnect Facilities or Equipment poses an immediate threat to the safety of IXC employees or the public, interferes with the performance of IXC's service obligations, or poses and immediate threat to the physical integrity of IXC's facilities, IXC may perform such work and/or take such action that it deems necessary without notice to PSINet and without subjecting itself to any liability for damage to the fiber, POP-to- POP Interconnect Facilities or the Equipment or for any interruption of PSINet's services. As soon as practicable thereafter, IXC shall advise PSINet in writing of the work performed or the action taken. PSINet shall reimburse IXC for all expenses incurred by IXC associated with any work or action performed by IXC pursuant hereto. PSINet shall remit payment to IXC within thirty days from its receipt of IXC's invoice therefor.

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     8.   Access to IXC Premises.

          8.1 NOTICE. Except as specifically set forth in the Purchase Agreement, the terms in this Section 8 shall govern PSINet's access to the IXC Premises. In the event PSINet's Equipment or POP-to-POP Interconnect Facilities are located in the IXC Premises Customer Interface Facility ("CIF"), PSINet may perform routine preventative maintenance or emergency maintenance and repairs on its Equipment or POP-to-POP Interconnect Facilities during normal business hours (7 am - 6 pm local time) without advance notice to IXC. In the event PSINet desires to: (a) perform routine preventative maintenance or emergency maintenance and repairs during non-business hours; (b) perform any procedures other than routine preventative maintenance (such as installation, removal or relocation of its Equipment or POP-to-POP Interconnect Facilities); (c) perform any function outside of the CIF or (d) access (on PSINet's side of the demarcation point) the fibers leading from the IXC electronics which provide the IRU Capacity, PSINet may do so if: (x) it provides reasonable advance notice to IXC; and (y) a IXC employee or representative is present on the IXC Premises at the time. Notice provided as follows shall be deemed "reasonable advance notice" for the purposes of this section: (i) twenty-four (24) hours for routine preventative maintenance during non-business hours or outside the CIF; (ii) two
(2) hours for repairs of network malfunction causing loss of service or degraded conditions (during non-business hours or outside the CIF), provided that such period shall be reasonably tolled to permit IXC to dispatch personnel to an un-manned IXC Premise upon receipt of a request for access thereto; (iii) two (2) weeks notice for removing POP-to-POP Interconnect Facilities and, or Equipment (regardless of location or time) and (iv) forty-five (45) days (as set forth in Section 5) for installing Equipment or POP-to-POP Interconnect Facilities (regardless or location or time). The presence of a IXC employee or representative shall not relieve PSINet of its responsibility to conduct all of its work operations in the IXC Premises in a safe and workmanlike manner. Under no circumstances shall PSINet have access to any fibers on the IXC side of the demarcation point.

          8.2 SECURITY. PSINet shall abide by IXC's reasonable security requirements. When deemed appropriate by IXC, PSINet employees or representatives shall be issued passes or visitor identification cards which must be presented upon request before entry to the IXC Premises and surrendered upon demand or upon termination of this Agreement. Such passes or other identification shall be issued only to persons meeting any reasonable security criteria applicable at the IXC Premise for such purpose. Notwithstanding any other provision of this Agreement, IXC shall, without threat of liability, have the right to immediately terminate the right of access of any PSINet personnel or representative should it determine in its sole discretion for any lawful reason that such termination is in its best interest. IXC shall promptly notify PSINet of any such termination, and PSINet shall have a reasonable opportunity to demonstrate that the terminated rights of access should be reinstated. Any termination of access shall remain in effect pending such demonstration and IXC's final determination as to the advisability of such reinstatement.

     9. RELOCATION. PSINet shall, at its own expense, relocate its fiber, POP-to-POP Interconnect Facilities and Equipment upon IXC's written request and in the reasonable (under the circumstances) time frame required by IXC. Such relocations could be within the IXC POP or in

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the event the entire IXC POP is relocated. In any such event, IXC shall provide the following services at no cost to PSINet: (i) site make-ready; (ii) the intra-site cabling functionally equivalent to that which existed in the prior IXC POP; (iii) relocation of IXC's IRU circuits and equipment used by PSINet; and (iv) re-establishing competitive access provider and local exchange carrier interconnects common to both IXC and PSINet.

     10. NO RESTRICTIONS. Except as specifically set forth in the Purchase Agreement, nothing contained in this Agreement shall be construed as a limitation, restriction or prohibition against IXC with respect to any agreement or arrangement which IXC has heretofore entered into, or may in the future enter into, with others not parties to this Agreement regarding the IXC Premises. IXC's right to maintain and operate its facilities in such a manner as will best enable it to fulfill its own service requirements is in no manner limited by this Agreement.

     11. INSPECTIONS. IXC reserves the right to make periodic inspections of any part of the fiber, POP-to-POP Interconnect Facilities and Equipment located within or physically attached to the IXC Premises; provided that PSINet shall have the right to have one or more of its employees or representatives present during the time of any such inspection. IXC shall give PSINet advance notice of such inspections, except in those instances where, in the sole judgment of IXC, safety considerations justify the need for such an inspection without the delay of providing notice. The making of periodic inspections or the failure to do so shall not operate to impose upon IXC any liability of any kind whatsoever nor relieve PSINet of any responsibility, obligation, or liability assumed under this Agreement.

     12.  EMERGENCIES.  In the event of an emergency:

          (a) IXC's work shall take precedence over any and all operations of PSINet in the IXC Premises and IXC may rearrange PSINet's Equipment or POP-to-POP Interconnect Facilities.

          (b) IXC shall use reasonable efforts to provide PSINet with advance notice of any such work.

          (c) IXC shall use reasonable care given the circumstances when handling PSINet Equipment.

     13. LIENS AND ENCUMBRANCES. PSINet shall not have the power, authority or right to create and shall not permit any lien or encumbrance, including, without limitation, tax liens, mechanics' liens, or other liens or encumbrances with respect to work performed, in connection with the installation, repair, maintenance or operation of its Equipment, POP-to-POP Interconnect Facilities or other property installed within the IXC Premises.

     14. TERM. This Agreement shall become effective as of its execution by both parties and shall continue in effect until such time as it is terminated on the earlier of (a) the expiration or

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termination of the Purchase Agreement or (b) such time as it is terminated as provided herein or by operation of law.

     15. SUBORDINATION. PSINet agrees that its rights under this Agreement shall be totally subordinate to any mortgages, loans, deeds of trust or any other borrowing upon the real or personal property which may be incurred by IXC. PSINet shall sign any such reasonable documents as are necessary to satisfy any lender, private or institutional, to reflect said subordination.

     16. RELEASE; INDEMNIFICATION. Each party (each party in such capacity being referred to as the "Releasing Party") releases, assumes and agrees to
                          ---------------
indemnify, defend, protect and save the other party harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorneys' fees) in connection with any loss or damage to any physical property or facilities of the Releasing Party or any injury to or death of any person arising out of or resulting in any way from the negligence or misconduct of the Releasing Party or its employees, servants, contractors and/or agents.

     17.  LIMITATION OF LIABILITY.

          17.1 EQUIPMENT AND FACILITIES. IXC, its employees or subcontractors shall not be liable for any damages to PSINet's fiber, POP-to-POP Interconnect Facilities and Equipment collocated on the IXC Premises, except to the extent that such damages are caused by the gross negligence or intentional acts of IXC, its agents or employees; provided that the maximum liability of IXC for any damage to PSINet's fiber, POP-to-POP Interconnect Facilities and Equipment shall not exceed the replacement value of the fiber, POP-to-POP Interconnect Facilities and Equipment, or in the event that the fiber, POP-to-POP Interconnect Facilities and the Equipment is repairable, the costs to restore the fiber, POP-to-POP Interconnect Facilities and the Equipment to its original condition. IXC shall not be liable for any damages of whatever nature, including, but not limited to actual or consequential damages, arising from any interruption or failure in the supply of utilities to the IXC Premises.

          17.2 NO CONSEQUENTIAL DAMAGES. Except as specifically provided for in the Purchase Agreement, in no event shall IXC or PSINet be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Bandwidth or other service provided hereunder, delay in availability of the Bandwidth or any service provided hereunder, failure of the Bandwidth or other service provided hereunder, interruptions or outages of the Available System or any other cause whatsoever or arising out of any act or omission by IXC or PSINet, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems.

     18.  DISCLAIMER OF WARRANTY.   IXC MAKES NO WARRANTY TO PSINET OR ANY OTHER
PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS

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TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY
PARTICULAR PURPOSE OF ANY PREMISES, FACILITIES, SERVICES, EQUIPMENT, POWER, CABLE OR FIBERS PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED. NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     19.  DEFAULT/TERMINATION.

          19.1 DEFAULT. A party may deliver to the other party a written "Notice of Default" for: (i) failing to make any payment owed hereunder, when no bona fide dispute exists (a "Monetary Default"); or (ii) the breaching by either
                             ----------------
party or its agents, assigns or affiliates of any Material Provision; or (iii) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters:
"THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A party that has received a Notice of Default shall have five (5) business days to cure a Monetary Default, thirty
(30) days to cure the alleged breach of any Material Provision (and, if the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure), and shall be given ninety (90) days to remove, have dismissed or stay any involuntary Bankruptcy Proceeding (each such period, a "Cure Period"). If such party fails to cure the breach within the Cure Period, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement, (b) seek an order of specific performance, and/or (c) seek the award of compensatory damages.

          19.2 REMOVAL UPON TERMINATION. Upon termination of this Agreement for any reason other than a material default by IXC, PSINet shall remove, at its sole expense, its fiber, POP-to-POP Interconnect Facilities and Equipment within ten (10) days following such termination. In the event PSINet fails to remove its fiber, POP-to-POP Interconnect Facilities and Equipment within such ten (10) day period, the fiber, POP-to-POP Interconnect Facilities and Equipment shall be deemed abandoned and IXC, at its sole discretion and without liability, may remove the fiber, POP-to-POP Interconnect Facilities and Equipment and be reimbursed by PSINet for all costs associated with such removal. PSINet shall make payment to IXC for any such costs within thirty days of its receipt of an invoice containing such costs. In the event this Agreement terminates due to a material default by IXC, either PSINet or IXC may remove the PSINet Equipment or POP-to-POP Interconnect Facilities at its own expense upon fifteen (15) working days written notice to the other party.

     20. INSURANCE. PSINet shall, at its expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers satisfactory to IXC, insurance policies of the following kinds and in the following amounts:

          (a) Worker's Compensation Insurance in accordance with all applicable laws;

          (b) Employer's liability insurance with limits for employer's liability of $500,000 per accident;

          (c) Comprehensive bodily injury and property damage liability insurance, including automobile insurance and contractual liability insurance, in at least the following amounts:

     Bodily injury to any one person                   $1,000,000
     Bodily injury aggregate per occurrence            $1,000,000
     Property damage in any one accident               $  500,000
     Property damage aggregate per occurrence          $1,000,000

Upon request of IXC, PSINet shall furnish IXC certificates of such insurance and/or copies of the applicable policies, and each policy shall provide that no change or cancellation shall become effective except upon twenty (20) days prior written notice to IXC of such change or cancellation. In the event of any change or cancellation not acceptable to IXC, IXC may demand that PSINet obtain replacement coverage. If PSINet fails to obtain replacement coverage within twenty (20) days after such demand by IXC, IXC may obtain replacement coverage and invoice all premiums therefore to PSINet. PSINet shall make payment to IXC for any amount of such invoices within thirty days of its receipt thereof.

     21. ASSIGNMENT. Except as provided below, this Agreement may not be assigned in whole or in part without the prior written consent of IXC. PSINet may assign this Agreement in whole, but not in part and only in connection with a permitted assignment of all of PSINet's rights and obligations under the Purchase Agreement to an entity that is both a permitted assignee under the section entitled Binding Effect; Assignment in the Purchase Agreement and a
                 --------------------------
permitted transferee under the section entitled Restrictions on Resale in the
                                                ----------------------
Purchase Agreement; provided, however, that any such assignment or transfer shall be subject to IXC's rights under this Agreement and an assignee or transferee shall continue to perform PSINet's obligations to IXC under the terms and conditions of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     22. NOTICES. All notices, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, the next business day after delivered to a nationally recognized overnight courier for next business day delivery, when transmitted by facsimile or five (5) days after sent by registered or certified mail, return receipt requested, to the parties (and to the Persons receiving copies thereof) at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

          If to IXC to:

               IXC Internet Services, Inc.
               1122 Capital of Texas Highway South
               Austin, Texas 78746
               Attention: Chief Financial Officer
               Facsimile: (512) 328-0239

          With copies to:

               IXC Communications, Inc.
               1122 Capital of Texas Highway South
               Austin, Texas 78746
               Attention: General Counsel
               Facsimile: (512) 328-7902

               Riordan & McKinzie
               695 Town Center Drive, Suite 1500
               Costa Mesa, California 92626
               Attention: Michael P. Whalen
               Facsimile: (714) 549-3244

          If to PSINet to:

               PSINet Inc.
               510 Huntmar Park Drive
               Herndon, Virginia 20170
               Attention: Chairman
               Facsimile: (703) 904-1608

          With copies to:

               PSINet Inc.
               510 Huntmar Park Drive
               Herndon, Virginia 20170
               Attention: General Counsel
               Facsimile: (703) 904-9527

               Nixon, Hargrave, Devans & Doyle LLP
               437 Madison Avenue
               New York, New York 10022
               Attention: Richard F. Langan, Jr.
               Facsimile: (212) 940-3111


     23.  GENERAL PROVISIONS.

          23.1 LAWS AND LICENSES. This Agreement is subject to all applicable federal, state and local laws, regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934 as amended by the Telecommunications Act of 1996, and the rules and regulations of the FCC. IXC and PSINet agree that, except as otherwise provided herein, the statute of limitations set forth in the Communications Act of 1934, 47 U.S.C.
section 415, as amended, shall govern all actions arising out of this Agreement, including arbitrations.

          23.2 CONFIDENTIALITY. This Agreement shall be governed by the terms of the Confidentiality Agreement entered into between the parties and dated as of May 14, 1997.

          23.3 AMENDMENTS, WAIVERS AND CONSENTS. For purposes of this Agreement and the Transaction Documents, except as otherwise specifically set forth herein or therein, no course of dealing between PSINet and IXC and no delay on the part of either party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision.

          23.4 SECTION HEADINGS. The table of contents and section headings in this Agreement have been inserted for reference purposes only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

          23.5 GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law.

          23.6 DISPUTE RESOLUTION. Any controversies, claims or disputes arising out of or relating to this Agreement shall be resolved in the manner set forth in the section entitled Dispute Resolution in the Purchase Agreement.

          23.7 SEVERABILITY. In the event that any one or more of the clauses, covenants or provisions contained in this Agreement should be held to be unenforceable under any Federal, State or City law, statute, code, administrative or regulatory rule, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall remain in full force and effect.

          23.8 INTERPRETATION. This Agreement shall be interpreted in a manner so as to be consistent with the Purchase Agreement and under the same rules of construction and interpretation set forth in the Purchase Agreement.

          23.9 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

          23.10 FACSIMILE DELIVERY. This Agreement may be delivered by facsimile transmission of an executed counterpart signature page hereof, and after attachment of such transmitted signature page to a copy of this Agreement, such copy shall have the same effect and evidentiary value as copies delivered with original signatures. Any party delivering this Agreement by facsimile transmission shall deliver to the other party, as soon as practicable after such delivery, an original executed counterpart signature page of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        IXC Internet Services, Inc.

                                        By: /s/ Jeffrey C. Smith
                                            ----------------------
                                        Name:   Jeffrey C. Smith
                                        Title:  Senior Vice President


                                        PSINet Inc.

                                        By: /s/ David N. Kunkel
                                           -----------------------
                                        Name:   David N. Kunkel
                                        Title:  Senior Vice President, General
                                                Counsel and Secretary